UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2019

Henry Schein, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27078	11-3136595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Duryea Road, Melville, New York		11747
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (631) 843-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HSIC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of Stanley M. Bergman’s Employment Agreement

On August 8, 2019, Henry Schein, Inc. (the “Company”) and Stanley M. Bergman, Chairman of the Board of Directors and Chief Executive Officer of the Company (the “Executive”) entered into an amendment and restatement (the “Restated Agreement”) of the current employment agreement by and between the Company and the Executive effective as of December 31, 2016 (the “Current Agreement”). The terms of the Restated Agreement are substantially similar to the Current Agreement, except as set forth below.

The Restated Agreement, which is effective August 8, 2019, provides for a term expiring on December 31, 2022, with successive one year extensions upon the Company’s 6 months advance notice of extension to Executive, subject to his refusal to extend within 90 days after notice of extension.

In order to induce the Executive to accept the terms of the Restated Agreement, the Restated Agreement provides that the Company will grant the Executive two restricted stock unit (“RSU”) awards under the Company’s 2013 Stock Incentive Plan (as Amended and Restated as of May 14, 2013), as amended from time to time (“Stock Incentive Plan”), with an aggregate value of $6.45 million (“RSU Awards”), as described below; one grant will be awarded in the form of a performance-based RSU award (“Performance-Based RSU Award”) and the other grant will be awarded in the form of a time-based RSU award (“Time-Based RSU Award”), both to be effective on the first business day following the 20th trading day after August 8, 2019, subject in all cases to Executive’s continued employment through the date of grant. The number of RSUs granted under each type of award will equal $3.225 million divided by the 20-trading day volume weighted average price of the Company’s common stock for the period immediately prior the grant date.

In recognition of the delayed grant date of the RSU Awards, the Restated Agreement provides for a lump sum payment in the amount of $6.45 million upon Mr. Bergman’s death or disability prior to the grant of the RSU Awards. In the event that such payment is made, any rights that the Executive, his spouse or his estate may have with respect to the grant of the RSU Awards will be extinguished in their entirety.

The Restated Agreement changes the “single trigger” vesting of equity awards as a result of a change in control to a “double trigger” vesting provision for all outstanding and future equity awards (i.e., equity awards will vest if the Executive experiences a qualifying termination). A qualifying termination includes a termination without “Cause”, a resignation for “Good Reason”, “Retirement” (as each of those terms is defined in the Restated Agreement) or Company non-renewal of the Restated Agreement, in each case, within two years following a change in control, or the Executive’s termination without “Cause” within 90 days prior to a change in control, with all performance-based awards vesting at target level of performance. This provision was clarified to apply to restricted stock units in addition to options and restricted stock.

The Restated Agreement makes the payment of severance and other post-termination benefits to the Executive contingent on the Executive’s execution and non-revocation of a release of claims attached to the Restated Agreement.

The Restated Agreement also modifies the severance provision so that the three-year average annual bonus component of cash severance will be calculated based on the higher of actual performance and target level of performance with respect to the most recently completed fiscal year if the termination occurs after the end of such fiscal year and prior to the payment of the annual bonus for such fiscal year.

The Restated Agreement also contains certain legal, technical or conforming changes, including adding language that enhances the Company’s rights to protect its trade secrets under the Defend Trade Secrets Act, and updating the definition of “Change in Control” to conform in certain respects to the definition contained in the Stock Incentive Plan and award agreements.

The Executive’s current base salary remains unchanged in connection with the Restated Agreement.

The above summary is qualified in its entirety by the Restated Agreement, attached hereto as Exhibit 10.1 and incorporated by reference.

Stanley M. Bergman’s Restricted Stock Unit Awards

In order to promote strong retention and induce the Executive to accept the terms of the Restated Agreement, the Compensation Committee of the Company’s Board of Directors approved the grant of the RSU Awards at the time set forth above.

Except with respect to pro rata or full acceleration of the vesting of the RSU Awards that will apply in the event of certain termination events, the Performance-Based RSU Award will become vested on December 31, 2022, subject to the achievement of performance goals (that will be set by March 31, 2020) and the Executive’s continued employment through such date, and the Time-Based RSU Award will vest on December 31, 2022, subject to the Executive’s continued employment through that date.

Once vested, the RSUs will generally be settled within 30 days of the specified event except that upon certain terminations, the pro rata vested portion of RSUs will be settled on the day immediately following the 6 month anniversary of termination of employment, with any remaining RSUs that vest on December 31, 2022 generally being settled within 30 days of the earlier of December 31, 2022 or a change in control.

The above summary is qualified in its entirety by the Form of Performance-Based RSU Award Agreement attached hereto as Exhibit 10.2, and the Form of Time-Based RSU Award Agreement, attached hereto as Exhibit 10.3, both of which are incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Amended and Restated Employment Agreement dated as of August 8, 2019, by and between Henry Schein, Inc. and Stanley M. Bergman.

10.2	Form of Performance-Based RSU Award Agreement Pursuant to the Henry Schein, Inc. 2013 Stock Incentive Plan (as Amended and Restated as of May 14, 2013).

10.3	Form of Time-Based RSU Award Agreement Pursuant to the Henry Schein, Inc. 2013 Stock Incentive Plan (as Amended and Restated as of May 14, 2013).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENRY SCHEIN, INC. (Registrant)

Date: August 9, 2019	By:	/s/ Walter Siegel
Walter Siegel
Senior Vice President and General Counsel